CoinShares Bitcoin ETF 424I

Exhibit 107

Calculation of Registration Fees Pursuant to Rule 457(u)

R 424I

1. Name and address of issuer:	CoinShares Bitcoin ETF c/o CoinShares Co. 437 Madison Avenue, 28th Floor New York, NY 10022
2. The name of securities:	Common shares of beneficial interest
3. Securities Act File Number:	333-252344
4. Last day of fiscal year for which this prospectus is filed:	December 31, 2025
5. Calculation of registration fee (if calculating on a class-by-class or series-by-series basis, provide the EDGAR identifier for each such class or series):

(i) Aggregate sale price of securities sold during the fiscal year pursuant to Rule 456(d):			$112,626,368

(ii) Aggregate price of securities redeemed or repurchased during the fiscal year:	$383,655,403

(iii) Aggregate redemption or repurchase price of securities redeemed or repurchased during a prior fiscal year that were not used previously to reduce registration fees payable to the Commission, if the prior fiscal year ended no earlier than August 1, 2021 in the case of exchange traded vehicle securities, or September 23, 2024 in the case of registered non-variable annuity securities:	$0.00

(iv) Total available redemption credits [add Items 5(ii) and 5(iii)]:			$383,655,403

(v) Net sales – if Item 5(i) is greater than Item 5(iv) [subtract Item 5(iv) from Item 5(i)]:			$0

(vi) Redemption credits available for use in future years – if Item 5(i) is less than Item 5(iv) [subtract Item 5(iv) from Item 5(i)]:	$(271,029,035)

(vii) Multiplier for determining registration fee:		X	0.00013810

(viii) Registration fee due [multiply Item 5(v) by Item 5(vii)]:		=$	0.00

6. Credit for Previously Paid Registration Fees

(i) Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward:	$0.00

(ii) Previously paid registration fee credits available for use in future years – if Item 6(i) is greater than Item 5(viii) [subtract 5(viii) from 6(i)]:	$0.00

7. Interest due pursuant to Rule 456(d)(5) – if this supplement is being filed more than 90 days after the end of the issuer’s fiscal year:		+$	0.00

8. Total of the amount of the registration fee due plus any interest due:		=$	0.00

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